UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	August 31, 2015

ASPIRITY HOLDINGS LLC

(Exact Name of Registrant as Specified in Charter)

Minnesota	333-179460	27-1658449
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16233 Kenyon Ave., Suite 210, Lakeville, Minnesota	55044
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(952) 241-3103

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 31, 2015, Krieger Enterprises, LLC (“Krieger”), a wholly-owned first-tier subsidiary of Aspirity Holdings LLC (f/k/a Twin Cities Power Holdings, LLC), purchased 60% of the outstanding and issued shares of Noble Conservation Solutions, Inc., a Minnesota corporation (“Noble”), from Noble’s shareholders (the “Shareholders”) for an aggregate purchase price of $800,000 (the “Acquisition”). Noble provides consulting and implementation services related to energy efficiency and costs savings solutions.

The Stock Purchase Agreement, dated August 31, 2015, between Krieger and the Shareholders (the “SPA”) stipulates that: (i) in addition to the purchase price, Krieger shall pay Noble $75,000, which Noble shall use exclusively to pay bonuses to employees of Noble (other than the Shareholders); (ii) Krieger (or an affiliate of Krieger) shall lend Noble an initial amount of $1,000,000 (which such amount includes a $400,000 bridge loan advanced to Noble pursuant to a promissory note dated August 6, 2015 (the “Original Note”)) to be used by Noble for the specific purposes agreed to by Krieger and the Shareholders (the “Initial Revolver”); (iii) Krieger (or an Affiliate of Krieger) shall make available an additional $500,000 to be used by Noble for purposes that are mutually agreed to by Noble and Krieger (the “Supplemental Amount”); (iv) Krieger and two Noble shareholders shall enter into a shareholder agreement providing for the governance and management of Noble; and (v) Noble shall enter into employment agreements with each of two Noble shareholders on terms and conditions reasonably acceptable to Krieger, and including annual salaries of $150,000.

In connection with the Acquisition, and as required by the SPA, Noble provided Krieger with a Subordinated Secured Revolving Promissory Note, dated August 31, 2015 (the “Revolving Note”), which replaces the Original Note and evidences the Initial Revolver. Pursuant to the terms of the Revolving Note, Noble may make repayments of principal at any time without penalty and borrow additional funds up to the amount of the Initial Revolver upon ten business days’ notice to Krieger. The Revolving Note bears interest at a rate of 7% per annum, requires quarterly payments of interest in arrears, matures on August 31, 2020, and holds a security interest in Noble’s assets which is subordinate to the security interest held by Noble’s senior lender(s).

In accordance with the SPA and the Revolving Note, Noble also entered into a Security Agreement in favor of Krieger, dated August 31, 2015 (the “Security Agreement”), which secures Noble’s obligations under: (i) the Revolving Note; and (ii) any subsequent note(s) made by Noble evidencing amounts loaned by Krieger (or an Affiliate of Krieger) up to the Supplemental Amount. The Security Agreement grants Krieger a security interest in the accounts and assets of Noble (as more particularly described therein) and which, per the terms of the SPA and the Revolving Note, is subordinate to the security interest of Noble’s senior lender(s).

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 3, 2015	By	/s/ Wiley H. Sharp III
Wiley H. Sharp III
	Its	Vice President – Finance and Chief Financial Officer

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